Exhibit 10.117

MEMBERSHIP INTEREST PURCHASE AND CONTRIBUTION AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 28, 2006, by and among NKFGMS Owners, LLC, a Delaware limited liability company (the “Company”), The Gale Construction Services Company, L.L.C., a Delaware limited liability company (the “Mack-Cali Member”), NKFFM Limited Liability Company, a New Jersey limited liability company (the “Newmark Member”), Scott Panzer (“Panzer”), Ian Marlow (“Marlow”), Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank, a New York corporation (“Newmark”), and Mack-Cali Realty, L.P., a Delaware limited partnership (“M-C Realty”).

WHEREAS, the Mack-Cali Member owns all of the issued and outstanding membership interests (the “Gale Global Membership Interests”) of Gale Global Facility Services, L.L.C. (“Gale Global”);

WHEREAS, Gale Global is engaged in the Gale Global Business;

WHEREAS, the Mack-Cali Member desires to contribute to the Company the Gale Global Membership Interests in exchange, in part, for Company Membership Interests;

WHEREAS, the Newmark Member desires to contribute to the Company cash and perform certain services for the Company in exchange for Company Membership Interests;

WHEREAS, Marlow desires to contribute to the Company cash and perform professional services for the Company in exchange for Company Membership Interests; and

WHEREAS, Panzer desires to contribute to the Company cash in exchange for Company Membership Interests.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01  Certain Defined Terms.  For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any Person (the “Subject Person”), any: (i) direct or indirect shareholder, partner, member, employee, officer, director, manager, owner, or agent of, or (in the case where such Subject Person is a Member, any Manager appointed by, such Subject Person) or, otherwise, any Person that has any direct or indirect (including, without limitation, voting) interest in, and/or any managerial control over, such Subject Person, or any other Person acting for or on behalf of such Subject Person; (ii) any member of the family of such Subject Person or any Person referred to in clause (i) above (within the meaning of Section 267(c)(4) of the Code, except that for this purpose, a legally adopted child of any individual shall be treated as a child of such individual by blood); (iii) Person that has any direct or indirect voting control (including by contractual arrangement) over such Subject Person or any Person referred to in clause (i) above; (iv) Person in which such Subject Person and/or any one or more of the Persons referred to in clauses (i) or (ii) above owns or possesses (including by contractual arrangement), directly or indirectly, any beneficial or voting interest; and (iv) any of the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing Persons referred to in clauses (i) through (iv) above, as well as any “Affiliate” thereof.

“Ancillary Agreements” means (i) the Loans, Sale and Services Agreement, and (ii) the Company Operating Agreement.

“Claim” means all actions, suits or claims or legal, administrative or arbitral proceedings or investigations.

“Company Interest” means a membership interest in the Company issued in accordance with, and subject to, the Company Operating Agreement.

“Company Member” shall mean a Person admitted as a Member of the Company in accordance with the Company Operating Agreement.

“Company Operating Agreement” means the Operating Agreement of the Company, dated as of December 28, 2006, by and among the Company, the Mack-Cali Member, the Newmark Member, Marlow and Panzer, as such agreement may be amended from time to time in accordance with its terms.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Disclosure Schedule” means the Disclosure Schedule attached hereto and delivered in connection with this Agreement.

“Encumbrance” means any security interest, pledge, charge, option, right, hypothecation, mortgage, lien, claim or other encumbrance.

“Gale Global Business” means the business operated by Gale Global and the Gale Subsidiaries on the date hereof.

“Gale Subsidiaries” means the subsidiaries of Gale Global listed in Section 3.02(a) of the Disclosure Schedule.

“Governmental Authority” means any foreign, federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, board, bureau, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Knowledge of the Mack-Cali Member” means the knowledge of Mitchell Hersh, Barry Lefkowitz, Marlow and Roger Thomas.

“Knowledge of the Newmark Member” means the knowledge of Barry Gosin, Panzer and Joseph Rader.

“Law” means any foreign, federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) in effect as of the date hereof.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Order and those arising under any contract, agreement, arrangement, commitment or other undertaking.

“Loans, Sale and Services Agreement” means the Loans, Sale and Services Agreement, dated the date hereof, in the form executed by Newmark, the Company and the Mack-Cali Member.

“Marlow Certificate” means the certificate, dated the date hereof, executed and delivered by Marlow to the Mack-Cali Member, a copy of which is attached hereto as Exhibit A, upon which the Mack-Cali Member is relying in part in making the representations and warranties set forth in Article III hereof.

“Material Adverse Effect” means a material adverse effect on the results of the operation or financial condition of a Person and its Affiliates, taken as a whole.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Original Gale Agreement” means the Membership Interest Purchase and Contribution Agreement, by and among Mr. Stanley C. Gale (“Stanley”), SCG Holding Corp. (together with Stanley, the “Gale Sellers”), Mack-Cali Realty Acquisition Corp., and Mack-Cali Realty L.P., dated as of March 7, 2006, as amended on March 31, 2006, May 9, 2006, August 3, 2006, September 25, 2006, October 11, 2006, November 15, 2006 and December 19, 2006, a full copy of which has been delivered to Newmark. Capitalized terms used in exhibits attached to this Agreement which include provisions of the Original Gale Agreement, and capitalized terms specifically referring to the Original Gale Agreement, shall have the meanings ascribed to such terms in the Original Gale Agreement.

“Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, or (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation).

“Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, limited public company, limited liability partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act.

“Subsidiary” means a Person in which another Person owns or controls, directly or indirectly, more than 50% of the beneficial or voting interest of such Person, or has the power to direct or cause the direction of the management and policies of such Person whether through the ownership of such voting securities, by contract or otherwise.

Article II

PURCHASE AND SALE

Section 2.01  Contributions and Consideration.

(a)  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Mack-Cali Member shall contribute, sell, assign, transfer and deliver to the Company all of the Gale Global Membership Interests, and the Company shall accept as a capital contribution from the Mack-Cali Member all of the Gale Global Membership Interests, free and clear of all Encumbrances. In consideration for such contribution, the Mack-Cali Member shall receive from the Company, at the Closing, $600,000 in cash plus a Company Interest equal to 40% of all of the Company Interests issued and outstanding on the Closing Date, which Company Interests may be reduced, from time to time, to no less than 35% of all issued and outstanding Company Interests, in accordance with the terms and conditions of the Company Operating Agreement.

(b)  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Newmark Member shall contribute and deliver to the Company $400,000 in cash, and agree to perform certain services for the Company in accordance with the Loans, Sale and Services Agreement. In consideration for such contributions, the Newmark Member shall receive from the Company, at the Closing, a Company Interest equal to 40% of all of the Company Interests issued and outstanding on the Closing Date, which Company Interests may be reduced, from time to time, to no less than 35% of all issued and outstanding Company Interests, in accordance with the terms and conditions of the Company Operating Agreement.

(c)  Upon the terms and subject to the conditions of this Agreement, at the Closing, Marlow shall contribute and deliver to the Company $100,000 in cash, and execute and deliver to the Company the Marlow Employment Agreement. In consideration thereof, Marlow shall receive from the Company, at the Closing, a Company Interest equal to 10% of all of the Company Interests issued and outstanding on the Closing Date. The parties hereto acknowledge and agree that, in accordance with the provisions of the Marlow Employment Agreement and the Company Operating Agreement, Marlow has the opportunity to earn Company Interests of up to an additional 10% of the Company Interests, which Company Interests shall be transferred from each of the Mack-Cali Member and the Newmark Member, pari passu, in accordance with the terms and conditions of the Company Operating Agreement.

(d)  Upon the terms and subject to the conditions of this Agreement, at the Closing, Panzer shall contribute and deliver to the Company $100,000 in cash. In consideration for such contribution, Panzer shall receive from the Company, at the Closing, a Company Interest equal to 10% of all of the Company Interests issued and outstanding on the Closing date.

Section 2.02  Closing.  Upon the terms of this Agreement and subject to the satisfaction or waiver of the conditions of this Agreement, a closing of the contributions contemplated by Section 2.01 above, and the issuance of the Company Interests in consideration thereof, shall take place on December 28, 2006 or such other dates as shall be determined by the parties hereto (the “Closing Date”), at the offices of Newmark, 125 Park Avenue, New York, New York (the “Closing”).

Section 2.03  Closing Deliveries.  At or prior to the Closing, the parties hereto shall deliver, or cause to be delivered, to each other, as applicable, the following:

(a)  an Assignment of the Gale Global Membership Interests by the Mack-Cali Member to the Company, in the form attached hereto as Exhibit B;

(b)  the Loans, Sale and Services Agreement, executed by each of the parties thereto;

(c)  the Marlow Employment Agreement, executed by Marlow and the Company;

(d)  the Company Operating Agreement, executed by each of the Mack-Cali Member, the Newmark Member, Marlow and Panzer;

(e)  true and complete copies of resolutions of each of the Mack-Cali Member, M-C Realty, the Newmark Member and Newmark evidencing their respective authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, each such certificate executed by an authorized officer of each entity;

(f)  a certificate of a duly authorized officer of each of the Mack-Cali Member, M-C Realty, the Newmark Member and Newmark certifying (i) the names and signatures of the officer of each who is authorized to sign this Agreement and any other agreement delivered in connection with the transactions contemplated hereby, and (ii) that the representations and warranties of each party set forth in this Agreement are true and correct, except in any case where the failure to be true and correct would not have a Material Adverse Effect; and

(g)  such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES
OF THE MACK-CALI MEMBER

Preliminary Matters. Reference is made to the Original Gale Agreement, and the representations and warranties contained in Article III thereof, a copy of which is attached hereto and made a part hereof as Exhibit C (the “Gale Representations and Warranties”). The Mack-Cali Member represents and warrants to Newmark that, to the Knowledge of the Mack-Cali Member and except as set forth in the Marlow Certificate, the Gale Representations and Warranties, to the extent they relate to Gale Global and the Gale Subsidiaries, (i) are, as of the date hereof (or if a representation and warranty is made as of a specified date, as of such date), true and correct in all material respects, and any breaches or violations of any such representations and warranties arising from or relating to events that occurred after May 9, 2006 would not have a Material Adverse Effect on Gale Global and the Gale Subsidiaries, (the “Post May 9th Representations”), and (ii) were, as of May 9, 2006 (or, if a representation and warranty is made as of a specified date, as of such date), true and correct in all material respects, any breaches or violations of any such representations and warranties arising from or relating to events that occurred on or before May 9, 2006 would not have a Material Adverse Effect on Gale Global and the Gale Subsidiaries (the “Gale Closing Date Representations”). To the extent the representations and warranties set forth in Sections 3.01 through 3.10 hereof are inconsistent with the Gale Representations and Warranties, the representations and warranties set forth in Sections 3.01 through 3.10 shall control. Newmark acknowledges that (x) in respect of the Post May 9th Representations, the Mack-Cali Member is relying solely on the Knowledge of the Mack-Cali Member and the Marlow Certificate, and (y) in respect of the Gale Closing Date Representations, is relying on the Marlow Certificate and the Gale Sellers in making the Gale Representations and Warranties pursuant to the Original Gale Agreement, and, in each such case, has undertaken no independent investigation or other affirmative action to verify the Post May 9th Representations or the Gale Closing Date Representations.

Subject to the foregoing limitations and qualifications, the Mack-Cali Member hereby represents and warrants to the Company, Newmark and the Newmark Member, as of the date hereof or, if a representation or warranty is made as of a specified date, as of such date, the following:

Section 3.01  Organization, Authority and Qualification.

(a)  The Mack-Cali Member (i) is duly organized and validly existing as a limited liability company and is in good standing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Mack-Cali Member and no other action by the Mack-Cali Member is necessary to authorize the transactions contemplated hereby or thereby or to consummate such transactions.

(b)  Gale Global (i) is duly organized and validly existing as a limited liability company and is in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such company and to carry on its business as it is currently conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction requiring it to be licensed or qualified, except for licenses and qualifications to do business, the loss of which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(c)  This Agreement has been, and upon its execution and the execution of the applicable Ancillary Agreements shall be, duly executed and delivered by the Mack-Cali Member, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and upon its execution each of the applicable Ancillary Agreements shall constitute, a legal, valid and binding obligation of the Mack-Cali Member, enforceable against it in accordance with their respective terms.

Section 3.02  Subsidiaries.

(a)  Section 3.02(a) of the Disclosure Schedule sets forth a list of the Gale Subsidiaries. Other than the Gale Subsidiaries, there are no other corporations, partnerships, limited liability companies, joint ventures, associations or other entities in which Gale Global or the Gale Subsidiaries own, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Gale Subsidiaries, Gale Global is not a member of any partnership, joint venture or similar arrangement nor is Gale Global nor any of the Gale Subsidiaries a participant in any partnership, joint venture or similar arrangement.

(b)  Each Gale Subsidiary that is a corporation (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to carry on its business as is currently conducted by such Gale Subsidiary, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction requiring it to be licensed or qualified except for licenses and qualifications to do business, the loss of which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(c)  Each Gale Subsidiary that is a partnership or limited liability company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to carry on its business as it is currently conducted by such Gale Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction requiring it to be licensed or qualified except for licenses and qualifications to do business, the loss of which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

Section 3.03  Ownership of the Membership Interests and Subsidiaries.  As of the date hereof, the Mack-Cali Member has good and marketable title to, and is the lawful record and beneficial owner of, 100% of the Gale Global Membership Interests, free and clear of all Encumbrances, and the Gale Global Membership Interests represent all of the beneficial, voting, management, contingent, economic interest and other right, title and interest in and to Gale Global.

(b)  With respect to the Gale Global Membership Interests, there are no (i) outstanding ownership interests in Gale Global other than the Membership Interests owned and held by the Mack-Cali Member, (ii) securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Mack-Cali Member or its Affiliates is a party or by which any of the foregoing is bound, which obligate the Mack-Cali Member or its Affiliates to issue, create, deliver and/or provide additional ownership interests in Gale Global or (iii) arrangements or undertakings which obligate the Mack-Cali Member or its Affiliates to issue, grant, extend or enter into any security, option, warrant, call, right, commitment, agreement, arrangement or other undertaking with respect to Gale Global or the Gale Global Membership Interests. No person or entity has any voting or management rights with respect to Gale Global other than the Mack-Cali Member as set forth in and subject to the Mack-Cali Member’s organizational documents.

(c)  Other than as set forth on Section 3.03(c) of the Disclosure Schedule, Gale Global owns 100%, free and clear of all Encumbrances, directly or indirectly, of, and has sole voting and dispositive power with respect to, all of the ownership interests of each of the Gale Subsidiaries, and there are no (i) outstanding ownership interests in any Gale Subsidiary other than the ownership interests owned and held by Gale Global, (ii) securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Gale Global is a party or by which any of the foregoing is bound, which obligate Gale Global to issue, create, deliver and/or provide additional ownership interests in any Gale Subsidiary or (iii) arrangements or undertakings which obligate Gale Global to issue, grant, extend or enter into any security, option, warrant, call, right, commitment, agreement, arrangement or other undertaking with respect to any Gale Subsidiary. No person or entity has any voting or management rights with respect to the Gale Subsidiaries other than Gale Global as set forth in and subject to the Subsidiaries’ organizational documents.

Section 3.04  Financial Statements.  The Mack-Cali Member has delivered to Newmark copies of the financial information for 2003, 2004, 2005, as described on Section 3.04 of the Disclosure Schedule, in the form delivered to the Mack-Cali Member by the Gale Sellers, and the financial information for the first six months of 2006 as described on Section 3.04 of the Disclosure Schedule.

Section 3.05  No Material Adverse Effect, Extraordinary Distributions, or Claims.  Except as set forth on Section 3.05 of the Disclosure Schedule, to the Knowledge of the Mack-Cali Member, no event, circumstance or change since June 30, 2006 has occurred or is threatened against Gale Global or the Gale Subsidiaries, the Gale Global Business or the Gale Global Membership Interests that, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect. Neither the Mack-Cali Member nor any Affiliate of the Mack-Cali Member has (i) received any extraordinary distribution of cash or property since acquiring the Gale Global Membership Interests, or (ii) filed any claim for indemnification under the Original Gale Agreement.

Section 3.06  Compliance with Laws.  Except as set forth on Section 3.06 of the Disclosure Schedule, Gale Global, to the Knowledge of the Mack-Cali Member (i) is not in violation of any applicable Order or any applicable Law of any Governmental Authority, which individually or in the aggregate, has had, will have, or reasonably could be expected to have, a Material Adverse Effect, and (ii) has not received written notice that any such violation is being or may be alleged.

Section 3.07  No Breach.  The execution, delivery and performance of this Agreement and any Ancillary Agreements to which each of the Mack-Cali Member and Gale Global is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any provision of its charter or bylaws or any other organizational document or any agreement, guarantee or financial obligation that it is a party to or for which it is liable; (ii) except as set forth on Section 3.07 of the Disclosure Schedule, otherwise violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which it is a party or by which it may be bound or subject; (iii) violate any Order of any Governmental Authority against, or binding upon, it or the Gale Global Business, or upon the Gale Global Membership Interests, except for violations which could not reasonably be expected to have a Material Adverse Effect; (iv) violate or result in the revocation, suspension, non-renewal or limitation of any Permit, the result of which would reasonably be expected to have a Material Adverse Effect; (v) to the Knowledge of the Mack-Cali member, violate any Law except for violations which could not reasonably be expected to have a Material Adverse Effect; or (vi) result in the creation of any Encumbrance on the Gale Global Membership Interests, except for Encumbrances which could not reasonably be expected to have a Material Adverse Effect.

Section 3.08  Claims and Proceedings.  Except as set forth on Section 3.08 of the Disclosure Schedule, there are no material outstanding Orders of any Governmental Authority pending or, to the Knowledge of the Mack-Cali Member, threatened against or involving Gale Global or the Gale Global Business.

Section 3.09  Insurance.  Section 3.09 of the Disclosure Schedule sets forth a list (specifying the insurer and the policy number or covering note number with respect to binders, describing any pending claim thereunder of more than $5,000) of all policies or binders of fire, liability, fidelity, workmen’s compensation, vehicular and other insurance held by Gale Global for its own account to insure against its liability and property loss that relate to the Gale Global Business. Such policies and binders are in full force and effect. Gale Global is not in default in any material respect with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any material claim under any such policy or binder. Gale Global has not received any written notice of cancellation or non-renewal of any such policy or binder nor has it received any written notice from any of insurance carrier that any insurance premiums or other amounts due under any such policy or binder (or replacement coverage, including renewals) will be materially increased in the future or that any insurance coverage will or may not be available in the future on reasonable commercial terms.

Section 3.10  Brokers and Finders.  The Mack-Cali Member has not incurred any Liability for finder’s brokerage, agent’s or advisory fees or commissions in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

Section 3.11  Contracts.  To the knowledge of the Mack-Cali Member, (i) each contract listed on Section 3.11 of the Disclosure Schedule (the “Contracts”) was entered into in the ordinary course of the Gale Global Business, and is valid and binding on Gale Global or the Gale Global Subsidiaries, as the case may be, and (ii) subject to Section 3.07 of the Disclosure Schedule, neither the Company or any Gale Global Subsidiary, as the case may be, or any other party thereto, is in breach of, or default under, any Contract, except for breaches or defaults that would not have a material adverse effect on the Gale Global Business.

Article IIIA

REPRESENTATIONS AND WARRANTIES OF MARLOW

To the knowledge of Marlow, with respect to any agreements with subcontractors who provide services in connection with the Contracts and which provide for payments to a subcontractor of at least (i) $25,000 or (ii) $5,000 and provide for services to be rendered for pest control, construction, security, window cleaning or roofing (such agreements in sub-clause (i) and (ii) are collectively referred to herein as the “Subcontractor Agreements”), all such Subcontractor Agreements comply with the insurance requirements set forth in the respective Contracts. In the event that there is any uninsured liability to the Company as a result of (A) the failure of coverage under its own insurance policies and (B) a breach by any Subcontractor to comply with the insurance requirements of the Subcontractor Agreement (each, a “Subcontractor Liability”), Marlow hereby agrees and acknowledges that any such Subcontractor Liability shall be offset by Marlow’s Company Membership Interests but in no event in an aggregate amount in excess of $100,0000. To the extent that the Company receives either an estoppel certificate or a confirmation of compliance of each Subcontractor Agreement with the requisite insurance requirements, Ian Marlow’s liability for such Subcontractor Agreement shall be eliminated for that Subcontractor.

Article IV

REPRESENTATIONS AND WARRANTIES
OF NEWMARK AND THE NEWMARK MEMBER

Newmark and the Newmark Member hereby, jointly and severally, represent and warrant to the Company and the Mack-Cali Member, as of the date hereof or, if a representation or warranty is made as of a specified date, as of such date, the following:

Section 4.01  Organization, Authority and Qualification.

(a)  Each of Newmark and the Newmark Member (i) is duly organized and validly existing as a limited liability company and is in good standing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Newmark and the Newmark Member and no other action by the Newmark or the Newmark Member is necessary to authorize the transactions contemplated hereby or thereby or to consummate such transactions.

(b)  Each of Newmark and the Newmark Member (i) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such company and to carry on its business as is currently conducted by such company and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary.

(c)  This Agreement has been, and upon its execution and the execution of the applicable Ancillary Agreements shall be, duly executed and delivered by each of Newmark and the Newmark Member, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and upon its execution each of the applicable Ancillary Agreements shall constitute, a legal, valid and binding obligation of each of Newmark and the Newmark Member, enforceable against each of such party in accordance with their respective terms.

Section 4.02  Compliance.

(a)  No Material Adverse Change. No event or circumstance has occurred or is threatened against Newmark or the Newmark Member since January 1, 2006 that, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on Newmark or the Newmark Member.

(b)  Compliance with Laws. Except as set forth on Section 4.02 of the Disclosure Schedule, each of Newmark and the Newmark Member, to the Knowledge of the Newmark Member (i) is not in violation of any applicable Order or any applicable Law of any Governmental Authority, which individually or in the aggregate, has had, will have, or reasonably could be expected to have, a Material Adverse Effect on the business of Newmark, and (ii) has not received written notice that any such violation is being or may be alleged.

(c)  No Breach. The execution, delivery and performance of this Agreement and any Ancillary Agreements to which each of Newmark and the Newmark Member is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any provision of its charter or bylaws or any other organizational document or any agreement, guarantee or financial obligation that it is a party to or for which it is liable; (ii) except as set forth on Section 4.02 of the Disclosure Schedule, otherwise violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which it is a party or by which it may be bound or subject; (iv) violate any Order of any Governmental Authority against, or binding upon, it; (v) violate or result in the revocation, suspension, non-renewal or limitation of any Permit, the result of which would have a Material Adverse Effect on Newmark; or (vi) to the Knowledge of the Newmark member, violate any Law.

Section 4.03  Brokers or Finder.

Each of the Newmark and the Newmark Member have not incurred any Liability for finder’s brokerage, agent’s or advisory fees or commissions in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

Article V

COVENANTS

Section 5.01  Excluded Assets.  Reference is made to Sections 5.11(c) and (d) of the Original Gale Agreement, a copy of which is attached hereto and made a part hereof as Exhibit D (the “Excluded Assets Provisions”). The parties hereto affirmatively acknowledge the covenants set forth in the Excluded Assets Provisions, and agree to execute and deliver, or cause to be executed and delivered, such instruments, and to take such action as the Mack-Cali Member may reasonably request in order to comply with, and effectuate the intent of, the Excluded Assets Provisions, including, without in any way limiting the covenants set forth in the Excluded Assets Provisions, (a) to use all reasonable efforts to identify Excluded Assets and to assign, transfer and convey to the Gale Sellers, without consideration or other payment therefore any Excluded Assets, and (b) to use all reasonable efforts to identify Assets and to cause the Gale Sellers to assign, transfer or convey to the Company, if applicable, all Assets so identified. The covenants contained in Section 5.01 hereof shall survive the Closing until May 9, 2007.

Section 5.02  Bonus Payments.

M-C Realty hereby acknowledges and agrees that it shall retain the obligation to pay any bonus payments to employees of Gale Global who were employed as of December 27, 2006 for services rendered to Gale Global in 2006. The amounts and recipients of any such bonus payments shall be determined by M-C Realty in its sole discretion and, to the extent M-C Realty determines to make such bonus payments, it agrees to make such payments by March 31, 2007.

Article VI

INDEMNIFICATION AND SURVIVAL

Section 6.01  Survival of Representations and Warranties.  Each of the parties hereto has the right to rely fully upon the representations and warranties of the other parties contained in this Agreement. The parties agree that (i) the Gale Closing Date Representations shall survive to the extent that the Gale Representations and Warranties survive, as set forth in Section 8.01 of Article VIII of the Original Gale Agreement, a copy of which is attached hereto and made a part hereof as Exhibit E (the “Gale Indemnity Provisions), (ii) the representations and warranties set forth in Section 3.03 shall survive through May 9, 2009, and (iii) the Post May 9th Representations, the other representations and warranties set forth in Article III, and the representations and warranties set forth in Article IV shall survive for a period of one year from the date hereof.

Section 6.02  Indemnification for Breach of the Representations and Warranties of the Mack-Cali Member and Newmark.  Subject to the limitations set forth in this Article VI, each of the parties hereto agrees to indemnify, defend and hold harmless any other party to which its representations and warranties were directed (and its directors, representatives, officers, employees, affiliates, successors and assigns) from and against all losses, damages, claims, costs and expenses, awards, judgments and penalties (including reasonable attorneys’ fees and expenses) actually suffered or incurred (“Losses”) based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty contained in this Agreement, provided that (i) no party shall be entitled to such indemnification until such time as such party has incurred Losses in excess of $250,000, (ii) the Mack-Cali Member shall be limited in the aggregate amount payable to the Company and the Newmark Member for Losses claimed under this indemnity relating to the Gale Closing Date Representations to no more than $4,000,000, (iii) the Mack-Cali Member shall be limited in the aggregate amount payable to the Company and the Newmark Member for Losses claimed under this indemnity relating to the Post May 9th Representations to no more than $1,500,000, (iv) except as otherwise provided in subparagraphs (ii) and (iii) above, each party shall be limited in the aggregate amount payable to the other party for Losses claimed under this indemnity to no more than $1,500,000, and (v) no party shall be entitled to indemnification herunder if the party knew of a breach of a representation and warranty at the time such representation and warranty was made. M-C Realty agrees to guaranty any obligations of the Mack-Cali Member to indemnify, defend and hold harmless Newmark, the Newmark Member or the Company from and against any Losses, in accordance with, and subject to the limitations of, the provisions of this Article VI.

Section 6.03  Notice to Indemnifying Party.  If any party hereto (the “Indemnitee”) receives written notice of any third party claim or potential claim or the commencement of any action or proceeding of any third party that could give rise to an obligation on the part of another party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnitee shall promptly give the Indemnifying Party notice thereof (the “Indemnification Notice”); provided, however, that the failure to give the Indemnification Notice promptly shall not impair the Indemnitee’s right to indemnification in respect of such claim, action or proceeding unless, and only to the extent that, the lack of prompt notice adversely affects the ability of the Indemnifying Party to defend against or diminish the Losses arising out of such claim, action or proceeding. The Indemnification Notice shall contain factual information describing the asserted claim in reasonable detail (to the extent known to the Indemnitee) and shall include copies of any notice or other documents received from any third party in respect of any such asserted claim. The Indemnifying Party shall have the right to assume the defense of a third party claim or suit described in this Section 6.03 at its own cost and expense and with counsel of its own choosing; provided, however, that the Indemnifying Party acknowledges in writing (at the time it elects to assume the defense of such claim or suit, which shall be not later than thirty (30) days after the date of the Indemnification Notice) its obligation under this Section 6.03 to indemnify the Indemnitee with respect to such claim or suit; the Indemnitee is kept fully informed of all substantive developments and is furnished copies of all substantive papers; the Indemnitee is given the opportunity, at its option, to participate at its own cost and expense and with counsel of its own choosing in the defense of such claim or suit; and the Indemnifying Party diligently prosecutes the defense of such claim or suit. In the event that all of the conditions of the foregoing provision are not satisfied, the Indemnitee shall have the right, without impairing any of its rights to indemnification as provided herein, to assume and control the defense of such claim or suit and to settle such claim or suit. The Indemnifying Party shall make no settlement of any such third party claim or suit without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). No settlement of any such third party claim or suit shall be made by the Indemnitee if the Indemnifying Party shall have assumed the defense thereof and shall be in substantial compliance with its obligations with respect thereto as set forth above in this Section 6.03. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party, any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the Indemnifying Party’s expense and to control its own defense of such asserted liability if in the written opinion of counsel to such Indemnitee a conflict or potential conflict exists between the Indemnifying Party and such Indemnitee that would make such separate representation advisable.

Section 6.04  Remedies for Breach of the Gale Closing Date Representations.  Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Section 6.05, the parties hereto agree, that with respect to any Losses based upon, arising out of or otherwise in respect of, any breach of the Gale Closing Date Representations to the extent they relate to Gale Global and the Gale Subsidiaries (the “Gale Losses”), the parties shall look solely to the Gale Sellers in accordance with the Gale Indemnity Provisions, and neither Gale Global, the Mack-Cali Member, M-C Realty or their respective Affiliates shall have any liability for indemnification or recovery of Gale Losses. Upon receipt from the Newmark Member of a claim for Gale Losses (the “Gale Notice”), the Mack-Cali Member shall, provided such claim is in excess of $250,000, take such action to seek indemnification and recovery from the Gale Sellers for the Gale Losses (a “Gale Claim”) in accordance with the terms of the Gale Indemnity Provisions. The prosecution of any Gale Claim made by Newmark or the Newmark Member shall be controlled by Newmark, provided that any and all communication with the Gale Sellers shall be through the Mack-Cali Member, and provided that the Company shall pay all costs and expenses of counsel in connection with a Gale Claim, which counsel shall be approved by the Mack-Cali Member, such approval not to be unreasonably withheld or delayed. Notwithstanding anything contained herein or the Gale Indemnity Provisions to the contrary, the Members and the Company shall be limited in the aggregate amount payable to it for Gale Losses claimed under this Section 6.04 to no more than $4,000,000, which amount shall be reduced proportionately by amounts payable to the Mack-Cali Member or its Affiliates in respect of Losses based upon, arising out of or otherwise in respect of, any breaches of the Gale Closing Date Representations to the extent they do not relate to Gale Global and the Gale Subsidiaries (the “Non-Gale Losses”); provided, however, subject to the provisions of Section 6.05, any such reductions shall not reduce the aggregate amount payable to the Company for Gale Losses claimed under this Section 6.04 to less than $1,500,000; provided, further, however, no party shall be entitled to indemnification herunder if the party knew of a breach of a representation and warranty at the time such representation and warranty was made. Newmark shall deliver to the Mack-Cali Member the Gale Notice with respect to Gale Losses or any third party claim or potential claim or the commencement of any action or proceeding of any third party that could give rise to an obligation of the Mack-Cali Member to commence a Gale Claim. The Gale Notice shall contain factual information describing the asserted breach of the Gale Closing Date Representations, as well as any claim in reasonable detail (to the extent known to the Newmark Member), and shall include copies of any relevant information, notices or other documents received from any third party in respect of any such asserted claim. Newmark and the Newmark Member also shall provide to the Mack-Cali Member such additional information as shall be reasonably requested by the Mack-Cali Member from time to time in order for the Mack-Cali Member to communicate with the Gale Sellers. Any recoveries from the Gale Sellers with respect to a Gale Claim shall be, subject to the terms of this Section 6.04, paid to the Company in accordance with and subject to the terms of the Gale Indemnity Provisions, as follows: (i) any cash amounts recovered from the Gale Sellers by the Mack-Cali Member in connection with a Gale Claim shall be paid to the Company, provided that any such amounts shall be paid in amounts proportionate with cash amounts recovered from the Gale Seller by the Mack-Cali Member in connection with any Non-Gale Losses, (ii) the amount of any offset against any payments to the Gale Sellers pursuant to the earnout provisions set forth in Exhibit D of the Original Gale Agreement retained by the Mack-Cali Member in full or partial satisfaction of a Gale Claim shall be paid in cash to the Company, or (iii) the surrender and cancellation of OP Units held by the Gale Sellers in full or partial satisfaction of a Gale Claim shall be paid in cash to the Company at a valuation of $44.50 per OP Unit. Each party shall keep the other parties fully informed of all substantive developments in respect of any Gale Claim.

Section 6.05  Arbitration.  In the event that the Newmark Member delivers to the Mack-Cali Member a Gale Notice, and the claim for Gale Losses cannot be pursued or adjudicated, in whole or in part, due to the prior recovery from the Gale Sellers of the maximum aggregate amount recoverable under the Gale Indemnity Provisions, then, during the 30-day period following the delivery of the Gale Notice (the “Negotiation Period”), the parties shall meet to review the claim detailed in the Gale Notice and determine whether the Gale Sellers would have been liable for such claim and for what amount, had the maximum aggregate amount recoverable under the Gale Indemnity Provisions not been exhausted. If the parties do not reach an agreement within such 30-day period as to what, if any, amount should be allocated to the Gale Losses set forth in the Gale Notice, and paid to the Newmark Member by the Mack-Cali Member, the Newmark Member may, during the 30-day period following the end of the Negotiation Period, submit the matter to JAMS for arbitration in New York City, to determine whether the Gale Sellers would have been liable for the Gale Losses set forth in the Gale Notice and for what amount, and to determine a fair and equitable allocation among the amounts received by the Mack-Cali Member for its Non-Gale Losses, the amounts that the Company would have received for the Gale Losses had the Gale Indemnity Provisions not been exhausted, and the amounts, if any, that have already been received from the Gale Sellers for Losses relating to the Gale Closing Date Representations. In the event that the arbitrator rules in favor of the Newmark Member, the Mack-Cali Member shall pay to the Newmark Member, within 30 days following such arbitrator’s decision, the amount, if any, determined by such arbitrator; provided, however, that in no event shall such amount exceed $1,500,000; and provided, further, however, that any amounts payable shall also be subject to the limitations set forth in Section 6.02 and Section 6.04. All fees, costs and expenses (including reasonable attorneys’ fees and the costs of the arbitrator(s)) incurred in connection with such arbitration, shall be borne by the Company.

Article VII

CONDITIONS TO CLOSING

The obligation of each of each of the parties to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by each in its sole discretion:

Section 7.01  Representations and Covenants.  The representations and warranties of each of the parties contained in this Agreement shall be true, complete and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each on or prior to the Closing Date.

Section 7.02  Governmental Permits and Approvals.  Any and all Permits necessary for the consummation of the transactions contemplated hereby shall have been obtained.

Section 7.03  Legal Proceedings.  No suit, action, claim, proceeding or investigation shall have been instituted or threatened by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

Section 7.04  Transaction Documents.  Each of the Ancillary Documents shall have been executed and delivered.

Section 7.05  Closing Deliverable.  All of the deliverables set forth in Section 2.03 shall have been made to the appropriate party.

Section 7.06  Good Standing Certificates.  Each party hereto not an individual shall have received from each other party hereto certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation or formation, as the case may be, to the effect that each entity is in good standing in such jurisdiction as of a date within thirty (30) days of the Closing Date.

Section 7.07  Contributions.  The contributions by the parties set forth in Section 2.01 shall have been made.

Article VIII

MISCELLANEOUS PROVISIONS

Section 8.01  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall have the right to assign this Agreement or its rights hereunder without the consent of the other parties.

Section 8.02  Further Assurances.  Each party hereto agrees that it will, from time to time after the date of this Agreement, at its expense execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the transactions contemplated hereby.

Section 8.03  Remedies Limited; Non-Recourse.  The full and exclusive rights, powers and remedies of the parties hereto, other than such injunctive or other equitable remedies as may be available to such party, for a breach of or a default under this Agreement (including without limitation, a breach of or default under any of the representations, warranties, covenants or agreements contained in this Agreement) shall be the indemnification afforded under Article VI hereof.

Section 8.04  Waiver.  No waiver, amendment or supplement of or to the Agreement shall be effective unless in writing and signed by all of the parties hereto or, in the case of a waiver, by the party granting the waiver.

Section 8.05  Entire Agreement; Exhibits and Schedules.  This Agreement and the Ancillary Agreements (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, with respect to such subject matter. The Exhibits and Schedules to this Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

Section 8.06  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed entirely within such state.

Section 8.07  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by telecopy or mailed by registered or certified mail (return receipt requested) or by overnight delivery to the parties at the addresses set forth on Section 8.07 of the Disclosure Schedule (or at such other address for a party as may be specified by like notice). All notices shall be deemed to have been given upon receipt if delivered personally, by nationally recognized overnight courier or by telecopy, or five days after mailing, if mailed. Refusal to accept delivery shall constitute receipt for purposes of the foregoing.

Section 8.08  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.09  Counterparts.  This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 8.10  Severability.  The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NKFGMS Owners, LLC

By: /s/ Ian Marlow
       Ian Marlow

THE GALE CONSTRUCTION SERVICES COMPANY, LLC

By:	The Gale Real Estate Service Company, L.L.C., sole member
By:	Mack-Cali Services, Inc., sole member

By: /s/ Mitchell E. Hersh
       Mitchell E. Hersh
       President and Chief Executive Officer

MACK-CALI REALTY, L.P.

By: Mack-Cali Realty Corporation, its general partner

By: /s/ Mitchell E. Hersh
       Mitchell E. Hersh
       President and Chief Executive Officer

NKFFM Limited Liability Company

By: /s/ Barry Gosin
       Barry Gosin
       Manager

NEWMARK & COMPANY REAL ESTATE, INC.
d/b/a NEWMARK KNIGHT FRANK

By: /s/ Barry Gosin
       Barry Gosin
     Manager

/s/ Ian Marlow
Ian Marlow

/s/ Scott Panzer
Scott Panzer

[Signature Page to the Membership Interest Purchase and Contribution Agreement]

Exhibits:

Exhibit A	Marlow Certificate
Exhibit B	Assignment of the Gale Global Membership Interest
Exhibit C	Gale Representations and Warranties
Exhibit D	Excluded Assets Provisions
Exhibit E	Gale Indemnity Provisions

Disclosure Schedule:

Section 3.02(a)	Gale Subsidiaries
Section 3.03(c)	Encumbrances
Section 3.04	Financial Statements
Section 3.05	No Material Adverse Change
Section 3.06	Compliance with Laws
Section 3.07	No Breach
Section 3.08	Claims and Proceedings
Section 3.09	Insurance
Section 3.11	Contracts
Section 4.02	No Breach
Section 8.07	Notices

DISCLOSURE SCHEDULE

SECTION 3.02(a)

GALE SUBSIDIARIES

Name of Entity	Place of Formation	Ownership of Entity
The Gale Puerto Rico Company, Inc.	Commonwealth of Puerto Rico	Gale Global Facility Services, L.L.C. (“GGFS”)
Gale Global Facility Services Limited	United Kingdom	GGFS
Gale Global Facility Services GmbH	Germany	Gale Global Facility Services Limited
GFS Landscaping Services, LLC	State of Delaware	GGFS
GFS Janitorial Servicves, LLC	State of Delaware	GGFS
GFS Mechanical Services, LLC	State of Delaware	GGFS
GFS Self-Performing Services, LLC	State of Delaware	GGFS

SECTION 3.03(c)

None.

SECTION 3.04

See attached (1) The Gale Company, L.L.C. Consolidated Financial Statements Year Ended December 31, 2003, (2) The Gale Company, L.L.C. Consolidated Financial Statements Year Ended December 31, 2004, (3) Preliminary Unaudited Consolidating Pro Forma Balance Sheets 2005 and Preliminary Unaudited Consolidating Pro Forma Income Statements 2005, and (4) Preliminary Unaudited Summary Income Statement for the period beginning January 1, 2006 and ending June 30, 2006.

SECTION 3.05

M-C Realty has withdrawn the aggregate amount of $217,859.04. for expenses advanced in connection with the build-out of the office space of Newmark Knight Frank Global Management Services, LLC at 10 Sylvan Way, Parsippany, New Jersey.

SECTION 3.06

None.

SECTION 3.07

The parties acknowledge that no consent to the transfers and assignments contemplated by this Agreement has been sought or received from the parties to those contracts listed on Section 3.11 of the Disclosure Schedule and that such lack of consent may constitute a default under said contracts and therefore provide a right to terminate such contracts.

SECTION 3.08

None.

SECTION 3.09

Schedule of Insurance as of December 26, 2006 (unless otherwise noted)

THE GALE DIVISION OF MACK-CALI
The policies below include Gale Global Facility Services, LLC and other entities as named insureds.

GENERAL LIABILITY POLICY
National Fire Insurance Company of Hartford
Policy Number: Binder B06063045247

The premium for this policy is subject to audit based upon actual exposures during the policy period.

WORKERS COMPENSATION
Insurer: Continental Casualty Company
Policy Numbers:  California:  2084941146
All other states:  2084911695

OHIO WORKERS COMPENSATION POLICY
State of Ohio Bureau of Workers Compensation
Policy Number: 1387767

AUTOMOBILE POLICY
Insurer: Continental Casualty Company
Policy Number: C 2089117463

EXCESS LIABILITY POLICIES
Insurer: Continental Casualty Company
Policy Number: L2090703566

Insurer: North River Insurance Company (Crum & Forster)
Policy Number: TBD

Insurer: American Guarantee and Liability Insurance Company
Policy Number: AEC 9138540 00

PROFESSIONAL AND POLLUTION LIABILITY POLICY
Insurer: Greenwich Insurance Company
Policy Number: PEC0020574

MISCELLANEOUS ERRORS AND OMISSIONS LIABILITY POLICY
Insurer: Westchester Surplus Lines Insurance Company
Policy Number: EON G23613001 001

EUROPEAN OPERATIONS
Insurer: The Insurance Company of the State of Pennsylvania
Policy Number: WR10004417

MISCELLANEOUS PROFESSIONAL LIABILITY POLICY (extended reporting period)
Insurance Company: Executive Risk Indemnity Inc.
Policy Number:  6803-4272 (tail coverage)

DIRECTORS & OFFICERS / EMPLOYMENT PRACTICES LIABILITY POLICY (extended reporting period)
Insurance Company: Federal Insurance Company
Policy Number:  6802-2239 (tail coverage)

FIDUCIARY LIABILITY POLICY (extended reporting period)
Insurance Company: Federal Insurance Company
Policy Number:  8142-3490 (tail coverage)

EMPLOYED LAWYERS PROFESSIONAL LIABILITY POLICY (extended reporting period)
Insurance Company: Executive Risk Specialty Insurance Company
Policy Number: 6802-1679 (tail coverage)

PROPERTY, EMPLOYMENT PRACTICES LIABILITY, FIDELITY, AND DIRECTORS AND OFFICERS LIAIBLITY COVERAGES ARE PROVIDED UNDER MACK-CALI’S INSURANCE PROGRAM

There is also a policy arranged by the Simon Malls for Gale GFS.

Insurance Claims

Claimant	Payment	Reserve

Liability:
Fay	$3,609 (expenses)	$5,849

Sun Microsystems	$47,876 (expenses)	$150,000

Andrews	$0	$160,000

Roth	$12,252 (expenses)	$52,403

Property:
PAETEC Communications	$0	$71,000

Workers Compensation:

Maltbie-Hulse (carpal tunnel)	$10,526

SECTION 3.11

Contracts of the Gale Global Business:

1.	AT&T

2.	New York Life

3.	Toys R Us

4.	Panasonic North America

5.	BASF

6.	BNP Paribas

7.	Principal Global Investors

8.	Cendant

9.	Unilever

10.	UPS

11.	ISI

12.	Villa Contracting

13.	Simon

DISCLOSURE SCHEDULE
OF
NEWMARK AND NEWMARK MEMBER
TO
CONTRIBUTION AGREEMENT

Section 4.02:

Section 4.02(b): Compliance with Laws.

None.

Section 4.02(c): No Breach.

None.

SECTION 8.07

NOTICES

If to NKFGMS Owners, LLC:

c/o Gale GFS

10 Sylvan Way, Floor 2

Parsippany, New Jersey 07054

Facsimile: (973) 842-0633
Telephone: (973) 898-8840
Attention: Ian Marlow
President

With a copy to:

Newmark Knight Frank
125 Park Avenue,
New York, NY 10017

Facsimile: (212) 372-2156
Telephone: (212) 372-2386
Attention: Elaine Kleinberg

General Counsel

If to The Gale Construction Services Company, L.L.C.:

If mailed to:

c/o Mack-Cali Realty Corporation
P.O. Box 7817
Edison, New Jersey 08818-7817

If sent via overnight courier service:

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, New Jersey 08837-2206

With two (2) separate copies of the
Notice sent to the attention of:

Facsimile: (732) 205-9040
Telephone: (732) 590-1040
Attention:  Mitchell E. Hersh
President and Chief Executive Officer

And

Facsimile: (732) 205-9015
Telephone: (732) 590-1010
Attention:  Roger W. Thomas
Executive Vice President and General Counsel

With a copy (which shall not constitute notice) to:

Seyfarth Shaw LLP
1270 Avenue of the Americas, Suite 2500

New York, New York 10020-1801

Facsimile: (212) 218-5501
Telephone: (212) 218-5620
Attention: John P. Napoli, Esq.

If to Mack-Cali Realty, L.P.:

If mailed to:

c/o Mack-Cali Realty Corporation
P.O. Box 7817
Edison, New Jersey 08818-7817

If sent via overnight courier service:

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, New Jersey 08837-2206

With two (2) separate copies of the
Notice sent to the attention of:

Facsimile: (732) 205-9040
Telephone: (908) 590-1040
Attention:  Mitchell E. Hersh
President and Chief Executive Officer

And

Facsimile: (732) 205-9015
Telephone: (732) 590-1010
Attention:  Roger W. Thomas
Executive Vice President and General Counsel

With a copy (which shall not constitute notice) to:

Seyfarth Shaw LLP
1270 Avenue of the Americas, Suite 2500

New York, New York 10020-1801

Facsimile: (212) 218-5501
Telephone: (212) 218-5620
Attention: John P. Napoli, Esq.

If to NKFFM Limited Liability Company :

c/o Newmark Knight Frank
125 Park Avenue,
New York, NY 10017

With two (2) separate copies of the
Notice sent to the attention of:

Facsimile: (212) 949-5250
Telephone: (212) 372-2339
Attention:  Joseph Rader
        Chief Operating Officer

And

Facsimile: (212) 372-2156
Telephone: (212) 372-2386
Attention:  Elaine Kleinberg
                         General Counsel

If to Newmark & Company Real Estate, Inc. (d/b/a Newmark Knight Frank):

c/o Newmark Knight Frank
125 Park Avenue,
New York, NY 10017
With two (2) separate copies of the
Notice sent to the attention of:

Facsimile: (212) 949-5250
Telephone: (212) 372-2339
Attention:  Joseph Rader
                        Chief Operating Officer

And

Facsimile: (212) 372-2156
Telephone: (212) 372-2386
Attention:  Elaine Kleinberg
                         General Counsel

SCHEDULE 3.09

THE GALE DIVISION OF MACK-CALI
Schedule of Insurance as of December 26, 2006 (unless otherwise noted)
The policies below include Gale Global Facility Services, LLC and other entities as named insureds.

GENERAL LIABILITY POLICY
National Fire Insurance Company of Hartford
Policy Number: Binder B06063045247

The premium for this policy is subject to audit based upon actual exposures during the policy period.

WORKERS COMPENSATION
Insurer: Continental Casualty Company
Policy Numbers:  California: 2084941146
All other states: 2084911695

OHIO WORKERS COMPENSATION POLICY
State of Ohio Bureau of Workers Compensation
Policy Number: 1387767

AUTOMOBILE POLICY
Insurer: Continental Casualty Company
Policy Number: C 2089117463

EXCESS LIABILITY POLICIES
Insurer: Continental Casualty Company
Policy Number: L2090703566

Insurer: North River Insurance Company (Crum & Forster)
Policy Number: TBD

Insurer: American Guarantee and Liability Insurance Company
Policy Number: AEC 9138540 00

PROFESSIONAL AND POLLUTION LIABILITY POLICY
Insurer: Greenwich Insurance Company
Policy Number: PEC0020574

MISCELLANEOUS ERRORS AND OMISSIONS LIABILITY POLICY
Insurer: Westchester Surplus Lines Insurance Company
Policy Number: EON G23613001 001